UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

CYNOSURE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 13, 2007

Dear Stockholders:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Cynosure, Inc., to be held at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 on Wednesday, May 16, 2007 at 10:00 a.m.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

Whether or not you plan to attend the Annual Meeting, please sign, date and return the enclosed proxy card promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so at the Annual Meeting.

The Proxy Statement and the accompanying form of proxy are first being mailed to the stockholders of Cynosure, Inc. entitled to vote at the Annual Meeting on or about April 13, 2007.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Michael R. Davin
President, Chief Executive Officer and
Chairman of the Board of Directors

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

CYNOSURE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

CYNOSURE WILL HOLD ITS

2007 ANNUAL MEETING OF STOCKHOLDERS

on Wednesday, May 16, 2007

at 10:00 a.m.,
at the offices of Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109

AGENDA FOR THE ANNUAL MEETING:

1. Elect one class II classified director for the next three years (to be voted on by all stockholders);

2. Elect four class B directors for the next year (to be voted on by the holders of class B common stock only);

3. Approve an amendment to our 2005 Stock Incentive Plan increasing the number of shares of class A common stock authorized for issuance under the plan by 450,000 shares (to be voted on by all stockholders);

4. Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2007 (to be voted on by all stockholders); and

5. Transact other business, if any, that may properly come before the Annual Meeting or any adjournment of the meeting.

Stockholders of record at the close of business on Tuesday, April 3, 2007 are entitled to receive this notice of our Annual Meeting and to vote at the Annual Meeting and at any adjournments of the meeting.

Included with this Notice and Proxy Statement is a copy of our Annual Report to Stockholders for the year ended December 31, 2006, which contains our consolidated financial statements and other information of interest to our stockholders.

By Order of the Board of Directors,

Michael R. Davin
President, Chief Executive Officer and
Chairman of the Board of Directors

April 13, 2007

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

CYNOSURE, INC.
5 Carlisle Road
Westford, MA 01886

PROXY STATEMENT

For our 2007 Annual Meeting of Stockholders to be held on May 16, 2007

Cynosure, Inc., a Delaware corporation (often referred to as “we” or “us” in this document), is sending you this proxy statement in connection with the solicitation of proxies by our board of directors for use at our 2007 Annual Meeting of Stockholders, which will be held on Wednesday, May 16, 2007 at 10:00 a.m. at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109. If the Annual Meeting is adjourned for any reason, then the proxies may be used at any adjournments of the Annual Meeting.

We are first sending the Notice of Meeting, this proxy statement, the enclosed proxy card and our Annual Report to Stockholders for the year ended December 31, 2006 to our stockholders on or about April 13, 2007.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote on the following matters:

1. The election of one class II classified director for the next three years;

2. The election of four class B directors for the next year;

3. The approval of an amendment to our 2005 Stock Incentive Plan increasing the number of shares of class A common stock authorized for issuance under the plan by 450,000 shares;

4. The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2007; and

5. The transaction of other business, if any, that may properly come before the Annual Meeting or any adjournment of the meeting.

What is the difference between class A and class B common stock?

We have a dual class capital structure composed of class A common stock and class B common stock. Except as described below, the holders of class A common stock and class B common stock have identical rights and are entitled to one vote per share with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Until El.En. S.p.A., which held a majority of our shares prior to our December 2005 initial public offering and which currently owns approximately 34% of the aggregate number of our class A and class B common stock outstanding, beneficially owns less than 20% of the aggregate number of shares of our class A common stock and class B common stock outstanding, or less than 50% of the number of shares of our class B common stock outstanding, the holders of shares of our class B common stock will have the right, voting separately, to:

•	elect a majority of our board of directors (currently four of our seven directors, who are referred to as our class B directors);

•	approve amendments to our bylaws adopted by our class A and class B stockholders, voting as a single class; and

•	approve amendments to any provision of our certificate of incorporation relating to the rights of holders of common stock, the powers, election and classification of the board of directors, corporate opportunities and the rights of holders of class A common stock and class B common stock to elect and remove directors, act by written consent and call special meetings of stockholders.

As a result of our dual class capital structure, at the Annual Meeting

•	holders of class A common stock and holders of class B common stock, voting together as a single class, will elect one classified director;

•	holders of class B common stock, voting alone as a class, will elect four class B directors;

•	holders of class A common stock and holders of class B common stock, voting together as a single class, will vote on the amendment to our 2005 Stock Incentive Plan increasing the number of shares of class A common stock authorized for issuance under the plan by 450,000 shares; and

•	holders of class A common stock and holders of class B common stock, voting together as a single class, will vote on the proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2007.

Who can vote?

All stockholders of record at the close of business on Tuesday, April 3, 2007, the record date, are entitled to vote at the Annual Meeting.

What shares will be entitled to vote at the Annual Meeting?

Our voting securities consist of our class A common stock, of which 7,495,420 shares were outstanding on the record date, and our class B common stock, of which 4,032,013 shares were outstanding on the record date. We refer to our class A common stock and our class B common stock, collectively, as our common stock. Each share outstanding on the record date is entitled to one vote, except that:

•	holders of our class A common stock and holders of our class B common stock vote together as a single class for the director who has been nominated by our nominating and corporate governance committee to be elected as our class II classified director, and

•	holders of our class B common stock vote as a separate class for the directors who have been nominated by our nominating and corporate governance committee to be elected as our class B directors.

How many votes do I have?

Each share of our class A common stock or class B common stock that you owned on the record date entitles you to one vote on each matter that is voted on.

Is my vote important?

Your vote is important regardless of how many shares you own. Please take the time to read the instructions below and vote. Choose the method of voting that is easiest and most convenient for you and please cast your vote as soon as possible.

How do I vote?

You may vote in any of the following ways:

1. You may vote by mail.  To vote by mail, you need to complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you return. If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors. Our board of directors recommends that you vote FOR each of the nominee for class II classified director and each of the class B directors listed below, and FOR the proposal to ratify the selection of our independent registered public accounting firm.

2. You may vote in person.  If you attend the Annual Meeting, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot at the meeting. Ballots will be available at the meeting.

Can I change my vote after I have voted my shares?

Yes. You can change your vote and revoke your proxy at any time before the polls close at the Annual Meeting by doing any of the following:

•	signing another proxy card with a later date;

•	giving our corporate secretary a written notice before or at the meeting that you want to revoke your proxy; or

•	voting in person at the meeting.

Your attendance at the meeting alone will not revoke your proxy.

Can I vote if my shares are held in “street name”?

If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form. Under the rules of The Nasdaq Global Market, if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, the shares will be treated as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter. Each of Proposals 1, 2 and 4 is a discretionary item under the Nasdaq rules, and accordingly, your bank or brokerage firm will be able to vote your shares if you do not give instructions on how to do so. Proposal 3 is a non-discretionary item under Nasdaq rules, and accordingly, your bank or brokerage firm will not be able to vote your shares if you do not give instructions on how to do so.

If your shares are held in street name, you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the meeting on May 16, 2007. To be able to vote your shares held in street name at the meeting, you will need to obtain a proxy card from the holder of record.

What constitutes a quorum?

In order for business to be conducted at the meeting, a quorum must be present. For the election of our class II classified director, approval of the amendment to our 2005 Stock Incentive Plan and ratification of the selection of our independent registered public accounting firm, a quorum consists of the holders of a majority in voting power of the shares our class A and class B common stock, together, issued and outstanding and entitled to vote at the meeting, present or represented by proxy. For the election of our class B directors, a quorum consists of the holders of a majority in voting power of our class B common stock, present or represented by proxy, shall constitute a quorum. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

Shares of our common stock represented in person or by proxy (including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What vote is required for each item?

Election of class II classified director.  The nominee for our class II classified director receiving a plurality of the votes cast by holders of our class A and class B common stock, voting together as a single class, at the meeting in person or by proxy, shall be elected to our board of directors as our class II classified director.

Election of class B directors.  The nominees for class B directors receiving a plurality of the votes cast by holders of our class B common stock, at the meeting in person or by proxy, shall be elected to our board of directors as class B directors.

Amendment to our 2005 Stock Incentive Plan.  The favorable vote of the holders of a majority of shares of class A and class B common stock, voting together as a single class, at the meeting in person or by proxy, is required for approval of the amendment to our 2005 Stock Incentive Plan.

Selection of our independent registered public accounting firm.  The favorable vote of the holders of a majority of shares of class A and class B common stock voted at the meeting, in person or by proxy, is required for approval of the selection of our independent registered public accounting firm.

How will votes be counted?

Each share of common stock will be counted as one vote, whether executed by you directly or on a ballot voted in person at the meeting. Shares will not be voted in favor of a matter, and will not be counted as voting on a particular matter, if either (1) the holder of the shares abstains from voting on the matter or (2) the shares are broker non-votes. As a result, abstentions and broker non-votes will have no effect on the outcome of voting at the meeting.

Who will count the votes?

Our transfer agent and registrar, American Stock Transfer & Trust Company, will count, tabulate and certify the votes. A representative of American Stock Transfer & Trust Company will serve as the inspector of elections at the meeting.

How does the board of directors recommend that I vote on the proposals?

Our board of directors recommends that you vote:

1. FOR the election of the class II classified director nominee listed below;

2. FOR the election of the class B director nominees listed below;

3. FOR the approval of the amendment to our 2005 Stock Incentive Plan; and

4. FOR the ratification of the selection of our independent registered public accounting firm.

Will any other business be conducted at the Annual Meeting or will other matters be voted on?

We are not aware of any other business to be conducted or matters to be voted upon at the meeting. Under our bylaws, the deadline for stockholders to notify us of any proposals or nominations for director to be presented for action at the annual meeting is the close of business on April 16, 2007, the tenth day following the date on which notice of the date of the meeting was mailed. If any other matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

Where can I find the voting results?

We will report the voting results from the Annual Meeting in our Quarterly Report on Form 10-Q for the second quarter of 2007, which we expect to file with the Securities and Exchange Commission, or the SEC, in August 2007.

Can I recommend a candidate for Cynosure’s board of directors?

Yes. Stockholders may recommend director candidates for consideration by the nominating and corporate governance committee of our board of directors by submitting the stockholder’s name, address and number of shares of our stock held, as well as any other information required by our bylaws, the candidate’s name, age, address and resume to our corporate secretary at the address below. If a stockholder would like a candidate to be considered for inclusion in the proxy statement for our 2008 annual meeting, then the stockholder must follow the procedures for stockholder proposals outlined immediately below under “How and when may I submit a stockholder proposal for the 2008 annual meeting?” You can find more detailed information on our process for selecting board members and our criteria for board nominees in the section of this proxy statement entitled “Board Committees — Nominating and Corporate Governance Committee” and in the Corporate Governance Guidelines posted in the “Corporate Governance” section of the “Investor Relations” page of our website, www.cynosure.com.

How and when may I submit a stockholder proposal for the 2008 annual meeting?

If you are interested in submitting a proposal or information about a proposed director candidate for inclusion in the proxy statement for our 2008 annual meeting, you must follow the procedures outlined in Rule 14a-8 under the Securities Exchange Act of 1934, which we refer to as the Exchange Act. To be eligible for inclusion, we must receive your stockholder proposal or information about your proposed director candidate at the address noted below no later than December 8, 2007.

If you wish to present a proposal or a proposed director candidate at the 2008 annual meeting of stockholders, but do not wish to have the proposal or director candidate considered for inclusion in the proxy statement and proxy card, you must also give written notice to us at the address noted below. We must receive this required notice no later than February 15, 2008, but no sooner than January 16, 2008. However, if the date of the 2008 annual meeting is held before April 26, 2008 or after July 15, 2008, then we must receive the required notice of a proposal or proposed director candidate no earlier than the 120th day prior to the 2008 annual meeting and no later than the close of business on the later of (1) the 90th day prior to the 2008 annual meeting and (2) the 10th day following the date on which notice of the date of the meeting was mailed or public disclosure was made, whichever occurs first.

Any proposals, notices or information about proposed director candidates should be sent to:

Cynosure, Inc.
5 Carlisle Road
Westford, MA 01886
Attention: Corporate Secretary

How can I communicate with Cynosure’s board of directors?

Our board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the nominating and corporate governance committee, with the assistance of our senior management, is primarily responsible for monitoring and responding to communications from stockholders and other interested parties and for providing copies or summaries of communications to the other directors, as he considers appropriate.

All communications are forwarded to the chairman of the nominating and corporate governance committee and to the chairman of another committee of the board of directors, if the communication was addressed to the attention of another committee of the board of directors. The chairman of the nominating and corporate governance committee, in consultation, in the case of communications to be addressed by another committee of the board of directors, with the chairman of that committee, shall decide in each case whether any particular communication should be forwarded to some or all other members of the board of directors.

Our stockholders may send communications to our board of directors by forwarding them addressed to our corporate secretary, our board of directors or, in the case of matters concerning accounting, internal accounting controls and auditing, our audit committee, at the above address.

Who bears the costs of soliciting these proxies?

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional pay, solicit proxies by telephone, facsimile, e-mail and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to the persons for whom they hold shares and request instructions for voting the proxies. We will reimburse the brokerage houses and other persons for their reasonable expenses in connection with this distribution.

How can I obtain a copy of Cynosure’s Annual Report on Form 10-K?

Our Annual Report on Form 10-K is available in the “SEC Filings” section of the “Investor Relations” page of our website at www.cynosure.com. Alternatively, if you would like us to send you a copy of our Annual Report on Form 10-K (without exhibits), without charge, please contact:

Cynosure, Inc.
5 Carlisle Road
Westford, MA 01886
Attention: Investor Relations
(978) 256-4200
investor@cynosure.com

If you would like us to send you a copy of the exhibits listed on the exhibit index of our Annual Report on Form 10-K, we will do so upon your payment of our reasonable expenses in furnishing a requested exhibit.

Whom should I contact if I have any questions?

If you have any questions about the Annual Meeting or your ownership of our common stock, please contact our investor relations department at the address, telephone number or e-mail address listed above.

Householding of Annual Meeting materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write our investor relations department at the address, telephone number or e-mail address listed above. If you want to receive separate copies of our proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder.

PROPOSAL 1 — ELECTION OF CLASS II CLASSIFIED DIRECTOR
(TO BE VOTED ON BY ALL STOCKHOLDERS)

Our board of directors is currently authorized to have seven members. Holders of our class B common stock, voting as a separate class, are entitled to elect four of our seven directors, and holders of our class A common stock and class B common stock, voting together as a single class, are entitled to elect our remaining three directors. We refer to the directors elected by the holders of class B common stock, voting as a separate class, as the class B directors and to the directors elected by the holders of class A common stock and class B common stock, voting together as a single class, as the classified directors. Our classified directors are divided into three classes, with one class being elected each year and members of each class holding office for a three-year term. We have one class I classified director whose term expires at our 2009 annual meeting of stockholders, one class II director whose term expires at this Annual Meeting of stockholders and one class III director whose terms expires at our 2008 annual meeting of stockholders.

At this Annual Meeting, our stockholders will have an opportunity to vote for one nominee for class II classified director: Paul F. Kelleher. Mr. Kelleher is currently one of our classified directors, and you can find more information about him in the section of this proxy statement entitled “INFORMATION ABOUT OUR DIRECTORS, OFFICERS AND 5% STOCKHOLDERS — Our Board of Directors.”

The persons named in the enclosed proxy card will vote to elect Mr. Kelleher as our class II classified director, unless you withhold authority to vote for his election by marking the proxy card to that effect. If elected, Mr. Kelleher will hold office until the 2010 annual meeting of stockholders and until his successor is elected and qualified. Mr. Kelleher has indicated his willingness to serve if elected. However, if he should be unable to serve, the persons named in the proxy card may vote the proxy for a substitute nominee nominated by our board of directors, or our board of directors may reduce the number of directors.

Our board of directors recommends a vote FOR the nominee for class II classified director.

PROPOSAL 2 — ELECTION OF CLASS B DIRECTORS
(TO BE VOTED ON BY THE HOLDERS OF CLASS B COMMON STOCK ONLY)

Holders of our class B common stock, voting as a separate class, are entitled to elect four of our seven directors. We have four class B directors, each of whose terms expire at this Annual Meeting.

At this Annual Meeting, our class B stockholders will have an opportunity to vote for four nominees for class B directors: Ettore V. Biagioni, Andrea Cangioli, George J. Vojta and Leonardo Masotti. Each of the nominees is currently one of our class B directors, and you can find more information about each of the nominees for class B director in the section of this proxy statement entitled “INFORMATION ABOUT OUR DIRECTORS, OFFICERS AND 5% STOCKHOLDERS — Our Board of Directors.”

The persons named in the enclosed proxy card will vote to elect each of the nominees as our class B directors, unless you withhold authority to vote for the election of any nominee by marking the proxy card to that effect. If elected, each nominee for class B director will hold office until the 2008 annual meeting of stockholders and until his successor is elected and qualified. Each nominee has indicated his willingness to serve if elected. However, if any should be unable to serve, the persons named in the proxy card may vote the proxy for a substitute nominee nominated by our board of directors, or our board of directors may reduce the number of directors.

Our board of directors recommends a vote FOR the nominees for class B directors.

PROPOSAL 3 — AMENDMENT TO 2005 STOCK INCENTIVE PLAN
(TO BE VOTED ON BY ALL STOCKHOLDERS)

Overview

Our board of directors believes that our future success depends, in large part, upon our ability to attract, retain and motivate personnel who are expected to make important contributions to our business. Our 2005 Stock Incentive Plan was approved by the board of directors in August 2005 and by our stockholders in December 2005. There currently are 838,369 shares of class A common stock reserved for issuance under the plan. As of March 31, 2007, options to purchase 722,427 shares of class A common stock were outstanding and 15,166 shares of class A common stock had been issued upon the exercise of stock options and issuance of stock awards under our 2005 Stock Incentive Plan. As a result, as of March 31, 2007, only 100,776 shares were available for future option grants under the 2005 Stock Incentive Plan. For additional information regarding the number of shares of class A common stock available for grant under all of our equity incentive plans, please see the section titled “Equity Compensation Plan Information.”

The 2005 Stock Incentive Plan allows our board of directors to create equity incentives to assist our company in attracting, retaining and motivating the best available personnel for the successful conduct of our business. Our board of directors believes that the remaining shares available for grant under the 2005 Stock Incentive Plan are not sufficient to satisfy our incentive compensation needs in the future. Specifically, the board of directors believes that an increase in the number of shares reserved for issuance under the 2005 Stock Incentive Plan is necessary to attract and hire new employees, to motivate and retain existing employees, and to ensure that a sufficient number of shares are available for equity grants assumed or granted in connection with acquisitions we may undertake.

We believe aggregate equity dilution is the measure to be used by shareholders when considering the effects of this proposal. We define aggregate equity dilution as the combination of our option overhang and our annual option run-rate. Option overhang is expressed as a percentage and is calculated by dividing the aggregate of our options outstanding and shares available for grant by the aggregate of our class A and class B shares outstanding. Annual option run-rate is expressed as a percentage and is calculated by dividing the number of options issued during a year by the aggregate of our class A and class B shares outstanding.

As of December 31, 2006, our option overhang was approximately 20%. The three-year average of our annual option run-rate during the years ended December 31, 2004, 2005 and 2006 was 3%. Based upon our analyses, we believe our aggregate equity dilution is generally in line with the market as compared to similar medical device companies’ ranges for option overhang of approximately 15% — 30% and ranges for annual option run-rate of 3% — 5%.

To ensure that sufficient shares are available for grant under our 2005 Stock Incentive Plan in the future, our board of directors adopted on March 23, 2007, subject to stockholder approval, an amendment to increase by 450,000 the number of shares of class A common stock reserved for issuance under the 2005 Stock Incentive Plan to a total of 1,288,369.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of the holders of a majority of the shares of our class A common stock and class B common stock, voting together as a single class, present or represented and voting at the annual meeting will be required to approve the amendment to the 2005 Stock Incentive Plan. Our board of directors believes that this increase in the number of shares available for issuance under the 2005 Stock Incentive Plan is in our company’s best interests and unanimously recommends that stockholders vote “FOR” the amendment to the plan.

Summary Description of the 2005 Stock Incentive Plan

The following is a brief summary of the 2005 stock incentive plan, a copy of which is attached as Appendix A to this proxy statement. The following summary is qualified in its entirety by reference to the 2005 Stock Incentive Plan.

Shares Available For Issuance

Our 2005 Stock Incentive Plan contains an “evergreen provision” which allows for an annual increase in the number of shares available for issuance under our 2005 Stock Incentive Plan on the first day of each fiscal year beginning in fiscal year 2007 and ending on the second day of fiscal year 2015. The annual increase in the number of shares shall be equal to the lowest of:

•	300,000 shares;

•	2.5% of the aggregate number of shares of class A common stock and class B common stock outstanding on the first day of the fiscal year; and

•	an amount determined by our board of directors.

Under this provision, no annual increase shall be made to the extent that the number of shares of class A common stock available for issuance under the 2005 Stock Incentive Plan and all other employee or director equity incentive plans would exceed 25% of our outstanding shares on the first day of the applicable fiscal year.

The number of shares of class A common stock available under the 2005 Stock Incentive Plan increased by 279,370 on January 1, 2007 pursuant to this evergreen provision. The proposed amendment to increase by 450,000 the number of shares available for issuance under the 2005 Stock Incentive Plan will not change the operation of the evergreen provision.

Types of Awards

The 2005 Stock Incentive Plan provides for the grant of incentive stock options intended to qualify under section 422 of the Internal Revenue Code, non-statutory stock options, restricted stock awards and other stock-based awards.

Incentive Stock Options and Non-Statutory Stock Options.  Optionees receive the right to purchase a specified number of shares of class A common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the common stock on the date of grant. Incentive stock options may not be granted at an exercise price less than 100% of the fair market value of the common stock on the date of grant. Options intended to be incentive stock options, but which fail to meet the requirements for incentive stock option treatment, will be treated as non-statutory stock options. No option shall have a term in excess of 10 years and shall be exercisable by delivery to us of a written notice. The 2005 Stock Incentive Plan permits the following forms of payment of the exercise price of options:

•	payment by cash or check;

•	except as the board of directors may otherwise provide in an option agreement, payment in connection with a “cashless exercise” through a broker;

•	subject to specified restrictions, by surrender of shares of class A common stock;

•	to the extent permitted by applicable law and the board of directors, by delivery of a promissory note or any other lawful consideration; or

•	by any combination of these forms of payment.

Restricted Stock Awards.  Under the 2005 Stock Incentive Plan, the board of directors is entitled to grant restricted stock awards. Restricted stock awards entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable award are not satisfied prior to the end of the applicable restriction period.

Other Stock-Based Awards.  Under the 2005 Stock Incentive Plan, the board of directors has the right to grant other awards based upon the class A common stock having such terms and conditions as it may determine, including the grant of shares based upon certain conditions and the grant of awards entitling recipients to receive shares of class A common stock to be delivered in the future.

Eligibility to Receive Awards

Our employees, officers, directors, consultants and advisors are eligible to receive awards under the 2005 Stock Incentive Plan; however, incentive stock options may only be granted to our employees. The maximum number of shares of class A common stock with respect to which awards may be granted to any participant under the Plan is 250,000 per calendar year.

Administration

The 2005 Stock Incentive Plan is administered by our board of directors. Pursuant to the terms of the 2005 Stock Incentive Plan , and to the extent permitted by law, our board of directors may delegate authority to one or more committees or subcommittees of the board of directors or to our executive officers. Our board of directors or any committee to whom the board of directors delegates authority selects the recipients of awards and determines:

•	the number of shares of class A common stock covered by options and the dates upon which the options become exercisable;

•	the exercise price of options;

•	the duration of the options; and

•	the number of shares of class A common stock subject to any restricted stock or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

If our board of directors delegates authority to an executive officer, the executive officer has the power to make awards to all of our employees, except to executive officers. Our board of directors will fix the terms of the awards to be granted by such executive officer, including the exercise price of such awards, and the maximum number of shares subject to awards that such executive officer may make.

If a merger or other reorganization event occurs, our board of directors shall provide that all of our outstanding options are to be assumed or substituted by the successor corporation. If the merger or reorganization event also constitutes a change in control event under the 2005 Stock Incentive Plan , the assumed or substituted options will become immediately exercisable in full if on or prior to the 18-month anniversary of the reorganization event an option holder’s employment with us or our succeeding corporation is terminated by the option holder for good reason or is terminated by us or the succeeding corporation without cause, each as defined in the 2005 Stock Incentive Plan . In the event the succeeding corporation does not agree to assume, or substitute for, outstanding options, then our board of directors shall provide that all unexercised options will become exercisable in full prior to the completion of the event and that these options will terminate immediately prior to the completion of the merger or other reorganization event if not previously exercised. Our board of directors may also provide for a cash out of the value of any outstanding options. In addition, upon the occurrence of a change in control event that does not also constitute a reorganization event under the 2005 Stock Incentive Plan , each option will continue to vest according to its original vesting schedule, except that an option will become immediately exercisable in full if on or prior to the 18-month anniversary of the reorganization event an option holder’s employment with us or our succeeding corporation is terminated by the option holder for good reason or is terminated by us or our succeeding corporation without cause.

Amendment or Termination

No award may be granted under the 2005 Stock Incentive Plan after December 8, 2015, but the vesting and effectiveness of awards granted before that date may extend beyond that date. Our board of directors may amend, suspend or terminate the 2005 Stock Incentive Plan at any time, except that stockholder approval will be required for any revision that would materially increase the number of shares reserved for issuance, expand the types of awards available under the 2005 Stock Incentive Plan , materially modify plan eligibility requirements, extend the term of the plan or materially modify the method of determining the exercise price of options granted under the plan, or otherwise as required to comply with applicable law or stock market requirements.

Plan Benefits

As of March 31, 2007, approximately 217 persons were eligible to receive awards under the 2005 Stock Incentive Plan, including three executive officers and four non-employee directors. The granting of awards under the 2005 Stock Incentive Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group. The following table summarizes options awarded under the 2005 Stock Incentive Plan through March 31, 2007 to the three named executive officers, all current executive officers as a group, all current non-employee directors as a group and all non-executive employees as a group since the adoption of the 2005 Stock Incentive Plan.

Number of
Name and Position	Options Granted

Michael R. Davin	150,000
President and Chief Executive Officer
Timothy W. Baker	80,000
Executive Vice President, Chief Financial Officer and Treasurer
Douglas J. Delaney	80,000
Executive Vice President, Sales

All current executive officers, as a group (3 persons)	310,000
All current directors who are not executive officers, as a group (4 persons)	10,000
All employees who are not executive officers, as a group (210 persons)	485,400

On April 3, 2007, the last reported sale price of our common stock on the Nasdaq Global Market was $29.97 per share.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2005 Stock Incentive Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The Plan provides that no award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the board, at the time of grant, specifically provides that the award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or a 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options

A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based award granted under the 2005 Stock Incentive Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying class A common stock.

Tax Consequences to Cynosure

There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Our board of directors recommends a vote FOR this proposal.

PROPOSAL 4 — RATIFICATION OF THE SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(TO BE VOTED ON BY ALL STOCKHOLDERS)

The audit committee of our board of directors has selected Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2007. Although stockholder approval of the Committee’s selection of Ernst & Young is not required by law, we believe that it is important to give stockholders an opportunity to ratify this selection. If our stockholders do not ratify this selection, then our audit committee will reconsider the selection. We expect that a representative of Ernst & Young, which served as our auditors for the year ended December 31, 2006, will be present at the Annual Meeting to respond to appropriate questions and make a statement if he or she wishes.

Our board of directors recommends a vote FOR this proposal.

We paid Ernst & Young LLP a total of $530,178 for professional services rendered for the year ended December 31, 2006 and $648,395 for professional services rendered for the year ended December 31, 2005. The following table provides information about these fees.

Fee Category	Fiscal 2006	Fiscal 2005

Audit Fees	$434,738	$593,400
Audit-Related Fees	$—	$—
Tax Fees	$95,440	$54,995
All Other Fees	$—	$—

Total Fees	$530,178	$648,395

Audit Fees.  Audit fees consisted of fees for the audit of our annual financial statements, the review of the interim financial statements, the review of financial information included in our filings with the SEC, including for fiscal 2005 those related to our initial public offering, and other professional services provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.  Audit-related fees would consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees”. We did not pay any audit related fees to Ernst & Young LLP in fiscal 2006 or 2005.

Tax Fees.  Tax fees consisted of fees for tax compliance. Tax compliance services, which relate to preparation of original and amended tax returns, claims for refunds and tax payment-planning services, accounted for all of the total tax fees billed in fiscal 2006 and 2005.

All Other Fees.  We did not pay any other fees to Ernst & Young LLP in fiscal 2006 or 2005.

The audit committee of our board of directors believes that the non-audit services described above did not compromise Ernst & Young’s independence. The audit committee’s charter, which you can find in the “Corporate Governance” section of the “Investor Relations” page of our website, www.cynosure.com, requires that all proposals to engage Ernst & Young for services, and all proposed fees for these services, be submitted to the audit committee for approval before Ernst & Young may provide the services. None of the above fees were approved using the “de minimis exception” under SEC rules.

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our registered public accounting firm. This policy generally provides that we will not engage our registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

Our audit committee has also delegated to its chairman the authority to approve any audit or non-audit services to be provided to us by our registered public accounting firm. Any approval of services by the chairman of our audit committee pursuant to this delegated authority is reported to our audit committee at its next regularly scheduled meeting.

INFORMATION ABOUT OUR DIRECTORS, OFFICERS AND 5% STOCKHOLDERS

Security Ownership of Certain Beneficial Owners and Management

The following table contains information as of March 31, 2007 about the beneficial ownership of shares of our common stock by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our class A common stock or our class B common stock

•	each of our directors and nominees for director;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

For purposes of the table below, and in accordance with the rules of the SEC, we deem shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2007 to be outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. As of March 31, 2007, there were 7,495,071 shares of our class A common stock outstanding and 4,032,013 shares of our class B common stock outstanding. Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the street address of the beneficial owner is c/o Cynosure, Inc., 5 Carlisle Road, Westford, Massachusetts 01886.

	Shares Beneficially Owned
	Class A Common		Class B Common		% Total
	Stock(1)		Stock(1)		Voting
Name	Shares	%	Shares	%	Power(2)

5% Stockholders
El.En. S.p.A.(3)	—	—	3,888,628	95%	34%
Next Century Growth Investors, LLC(4)	704,012	9%	—	—	6%
Peninsula Capital Management, LP(5)	566,230	8%	—	—	5%
Directors and Officers
Michael R. Davin(6)	—	—	157,822	4%	1%
Timothy W. Baker(7)	—	—	89,080	2%	1%
Douglas J. Delaney(7)	—	—	88,067	2%	1%
Ettore V. Biagioni(8)	—	—	4,166	*	*
Andrea Cangioli(9)	—	—	3,888,628	96%	34%
Paul F. Kelleher(8)	—	—	7,166	*	*
Leonardo Masotti(9)	—	—	3,888,628	96%	34%
Thomas H. Robinson(8)	—	—	14,166	*	*
George J. Vojta(8)	—	—	4,166	*	*
All executive officers and directors as a group (9 persons)(10)	—	—	4,253,261	105%	37%

*	Less than 1%

(1)	Our class A common stock is not convertible into any other shares of our capital stock. Each share of class B common stock is convertible into one share of class A common stock at any time at the option of the holder. In addition, each share of class B common stock shall convert automatically into one share of class A common stock upon any transfer of such share of class B common stock, whether or not for value. The death of any holder of class B common stock who is a natural person will result in the conversion of his or her shares of class B common stock into class A common stock. Once converted into class A common stock, the class B common stock shall not be reissued. The information set forth in the table with respect to class A common stock does not reflect the shares of class A common stock that are issuable upon conversion of the shares of class B common stock listed in the table.

(2)	Percentage of total voting power represents voting power with respect to all shares of our class A and class B common stock, as a single class. Holders of our class A common stock and class B common stock are in each case entitled to one vote per share on all matters on which stockholders are entitled to vote, except holders of class B common stock have the right separately to elect and remove a majority of the members of our board of directors, to approve amendments to our bylaws adopted by our stockholders and to approve amendments to specified provisions of our certificate of incorporation. See “INFORMATION ABOUT THE ANNUAL MEETING AND VOTING — What is the difference between class A and class B common stock?”

(3)	Represents shares of class B common stock owned by El.En. S.p.A. The El.En. board of directors has voting and investment power for the shares held by El.En. The El.En. board of directors consists of nine persons, including Andrea Cangioli and the spouse of Leonardo Masotti. The address of El.En. is Via Baldanzese 17, Calenzano, 50041 Florence, Italy.

(4)	According to a Schedule 13G filed with the SEC on February 14, 2007, Next Century Growth Investors, LLC is the beneficial owner of 704,012 shares of our class A common stock. Next Century Growth Investors, LLC shares the power to vote and dispose of such shares with Thomas L. Press, who serves as Director, Chairman and Chief Executive Officer of Next Century Growth Investors, LLC and Donald M. Longlet, who serves as Director and President of Next Century Growth Investors, LLC. Messrs. Press and Longlet disclaim beneficial ownership of the shares beneficially owned by Next Century Growth Investors, LLC, except to the extent of their respective pecuniary interest therein. The address of Next Century Growth Investors, LLC is 5500 Wayzata Blvd., Suite 1275 Minneapolis, MN 55416.

(5)	According to a Schedule 13G filed with the SEC on February 14, 2007, Peninsula Capital Management, LP or certain of its affiliates beneficially owns 566,230 shares of our class A common stock. The address of Peninsula Capital Management, LP is 235 Pine Street, Suite 1818, San Francisco, CA 94104.

(6)	Includes 39,375 shares of class B common stock issuable upon exercise of stock options exercisable within 60 days of March 27, 2007.

(7)	Includes 20,104 shares of class B common stock issuable upon exercise of stock options exercisable within 60 days of March 27, 2007.

(8)	Includes 2,500 shares of class B common stock issuable upon exercise of stock options exercisable within 60 days of March 27, 2007.

(9)	Represents shares of class B common stock owned by El.En. The El.En. board of directors has voting and investment power for the shares held by El.En. The El.En. board of directors consists of nine persons, including Andrea Cangioli and the spouse of Leonardo Masotti.

(10)	Includes 3,888,628 shares of class B common stock owned by El.En. and 364,633 shares of class B common stock issuable upon exercise of stock options owned by directors and executive officers and exercisable within 60 days of March 27, 2007.

Our Board of Directors

Set forth below is information about each member of our board of directors, including the nominee for election as our class II classified director and the nominees for election as our class B directors. This information includes each director’s age as of March 31, 2007 and length of service as a director of our company, his principal occupation and business experience for at least the past five years and the names of other publicly held companies of which he serves as a director. There are no family relationships among any of our directors, nominees for director and executive officers.

Classified Directors

Nominee for Class II Classified Director with Term Expiring in 2010 (Class II Classified Director)

Paul F. Kelleher.  Age 64. Mr. Kelleher has been a director since 2005. From 1965 to 2000, Mr. Kelleher held various positions at Thermo Electron Corporation, an analytical instruments manufacturer, including serving as senior vice president, finance and administration from 1997 until he retired in 2000.

Director Whose Term Expires in 2008 (Class III Classified Director)

Michael R. Davin.  Age 49. Mr. Davin has been our president and chief executive officer and a director since September 2003 and became the chairman of our board of directors in October 2004. Mr. Davin has over 20 years of experience in the light-based technology field. From 1998 to 2003, Mr. Davin served as co-founder and vice president of worldwide sales and strategic development of Cutera, Inc., a provider of laser and other light-based aesthetic treatment systems. Prior to co-founding Cutera, Mr. Davin spent 11 years at Coherent Medical, Inc., a manufacturer of laser, optics and related equipment, in senior management positions in sales, marketing and clinical development.

Director Whose Term Expires in 2009 (Class I Classified Director)

Thomas H. Robinson.  Age 48. Mr. Robinson has been a director since 2005. Since 2000, Mr. Robinson has served as managing partner of the North American medical technology practice, which includes the medical device, hospital supply/distribution and medical software areas, of Spencer Stuart, Inc., a global executive search firm. Since 2002, Mr. Robinson has been a member of Spencer Stuart’s board services practice, which assists corporations to identify and recruit outside directors. From 1998 to 2000, Mr. Robinson headed Spencer Stuart’s North American biotechnology specialty practice. From 1993 to 1997, Mr. Robinson served as president of the emerging markets business at Boston Scientific Corporation, a global medical devices manufacturer. From 1991 to 1993, Mr. Robinson also served as president and chief operating officer of Brunswick Biomedical, a cardiology medical device company.

Class B Directors

Nominees for Class B Directors with Terms Expiring in 2008

Ettore V. Biagioni.  Age 48. Mr. Biagioni has been a director since 2005. Since 2004, Mr. Biagioni has been a managing partner of Alothon Group LLC, a private equity firm which he co-founded. From 1995 to 2004, Mr. Biagioni served as head of the Latin America Private Equity Group of Deutsche Bank/Bankers Trust Company. Mr. Biagioni serves on the boards of directors of several private companies.

Andrea Cangioli.  Age 41. Mr. Cangioli has been a director since 2002. Mr. Cangioli has served as a director and the general manager of El.En. since 1992. Mr. Cangioli also serves on the boards of other El.En. affiliated companies.

Leonardo Masotti.  Age 68. Prof. Masotti has been a director since 2002. Prof. Masotti has been a full professor in electronics at the University of Florence, Italy since 1976, where he has also served as the director of the doctorate course in non destructive testing since 1989. Prof. Masotti has served as the president of the Research Consortium Centro Eccellenza Optronica in Florence, Italy since 1992. Prof. Masotti is a member of the Regional High Technology Director Board (Florence) as well as the editorial board of “Fisica Medica.” Prof. Masotti has been awarded 30 patents and is the author of 180 scientific and technical papers. Prof. Masotti’s wife is a director of El.En.

George J. Vojta.  Age 71. Mr. Vojta has been a director since 2005. Since March 2003, Mr. Vojta has served as chairman of eStandards Forum, an international organization that promotes and monitors financial systems best practices. From 2000 to March 2004, Mr. Vojta served as president and director of Financial Services Forum, a global financial services non-profit public policy organization. Mr. Vojta is a director of Southeast Airport Group, an operator of Mexico airports, and a director of Urstadt Biddle Properties, a real estate investment trust. From 1984 to 1999, Mr. Vojta served as vice chairman of the board of directors and executive vice president of Bankers Trust Company.

Our Executive Officers

Our executive officers and their respective ages and positions as of March 31, 2007 are described below. Our officers serve until they resign or the board terminates their position. There are no family relationships among any of our directors, nominees for director and executive officers.

Michael R. Davin.  Age 49. President, Chief Executive Officer and Chairman of the Board of Directors.  For more information, see “Our Board of Directors” above.

Timothy W. Baker.  Age 46. Executive Vice President, Chief Financial Officer and Treasurer. Mr. Baker has been our executive vice president, chief financial officer and treasurer since March 2004. From July 2003 to February 2004, Mr. Baker served as vice president, finance of Stryker Biotech, a division of Stryker Corporation, a medical products and services provider. From July 2000 to June 2003, Mr. Baker served as president and chief financial officer of Photoelectron Corp., a provider of miniature x-ray systems for radiation therapy. From January 1996 to July 2000, Mr. Baker served as the chief financial officer and vice president of operations of Radionics, Inc., a provider of surgical devices. Mr. Baker is a certified public accountant and holds an M.B.A. in operations management.

Douglas J. Delaney.  Age 40. Executive Vice President, Sales. Mr. Delaney has been our executive vice president, sales since February 2005 and has worked in medical laser sales for more than ten years. From May 2004 until February 2005, Mr. Delaney was our vice president, North American sales, and from September 2003 until May 2004, he was our director of North American sales. From September 1999 to September 2003, Mr. Delaney served as national sales manager of Cutera.

CORPORATE GOVERNANCE

Our board of directors believes that good corporate governance is important to ensure that our company is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of the corporate governance guidelines, committee charters and code of conduct described below are available in the “Corporate Governance” section of the “Investor Relations” page of our website, www.cynosure.com. Alternatively, you can request a copy of any of these documents by writing to Cynosure, Inc., 5 Carlisle Road, Westford, MA 01886, Attention: Investor Relations.

Corporate Governance Guidelines

The board has adopted corporate governance guidelines to assist the board in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines, which provide a framework for the conduct of the board’s business, provide that:

•	the principal responsibility of the directors is to oversee our management;

•	a majority of the members of the board shall be independent directors;

•	the independent directors met regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually the board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

Under applicable Nasdaq rules, a director of our company will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of Messrs. Biagioni, Kelleher, Robinson or Vojta has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the Nasdaq Stock Market, Inc. Marketplace Rules.

Director Nomination Process

The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and corporate governance committee and the board.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the nominating and corporate governance committee applies the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Cynosure, Inc., 5 Carlisle Road, Westford, MA 01886, Attention: Corporate Secretary. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or the board of directors, by following the procedures set forth above under “How and when may I submit a stockholder proposal for the 2007 annual meeting?”

Board Meetings and Attendance

The board met five times during the fiscal year ended December 31, 2006, either in person or by teleconference. During 2006, each director attended at least 75% of the aggregate of the number of board meetings and the number of meetings held by all committees on which he then served.

Director Attendance at Annual Meeting of Stockholders

Our Corporate Governance Guidelines provide that directors are expected to attend the annual meeting of stockholders. Three of our directors attended the 2006 annual meeting of stockholders.

Board Committees

Our board of directors has established three standing committees — Audit, Compensation and Nominating and Corporate Governance — each of which operates under a charter that has been approved by our board.

Current copies of each committee’s charter are posted on the “Corporate Governance” section of the “Investor Relations” page of our website, www.cynosure.com.

Our board of directors has determined that all of the members of each of the board’s three standing committees are independent as defined under the rules of the Nasdaq Stock Market, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act.

Audit Committee

Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from our independent registered public accounting firm;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	coordinating our board of directors’ oversight of internal control over financial reporting, disclosure controls and procedures and our code of business conduct and ethics;

•	establishing procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our independent registered public accounting firm and management; and

•	preparing the audit committee report required by the SEC rules.

The members of our audit committee are Messrs. Kelleher (Chairman), Robinson and Vojta. The board of directors has determined that Mr. Kelleher is an “audit committee financial expert” as defined by applicable SEC rules. The audit committee met 12 times during 2006.

Compensation Committee

Our compensation committee’s responsibilities include:

•	reviewing and approving, or making recommendations to the board of directors with respect to, our chief executive officer’s compensation;

•	evaluating the performance of our executive officers and reviewing and approving, or making recommendations to the board of directors with respect to, the compensation of our other executive officers;

•	overseeing and administering, and making recommendations to the board of directors with respect to, our equity incentive plans;

•	reviewing and making recommendations to the board of directors with respect to director compensation; and

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included beginning on page 22 of this proxy statement; and

•	preparing the compensation committee report required by the SEC rules.

The processes and procedures followed by our Compensation Committee in considering and determining executive and director compensation are described below under the heading “Executive and Director Compensation Processes.”

The members of our compensation committee are Messrs. Robinson (Chairman), Biagioni and Kelleher. The compensation committee met 10 times during 2006.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee’s responsibilities include:

•	recommending to the board of directors the persons to be nominated for election as directors or to fill vacancies on the board of directors, and to be appointed to each of the board’s committees;

•	overseeing an annual review by the board of directors with respect to management succession planning;

•	developing and recommending to the board of directors corporate governance principles and guidelines; and

•	overseeing periodic evaluations of the board of directors.

The processes and procedures followed by the Nominating and Corporate Governance Committee in identifying and evaluating director candidates are described above under the heading “Director Nomination Process.”

The members of the nominating and corporate governance committee are Messrs. Vojta (Chairman), Biagioni and Kelleher. The nominating and corporate governance committee met once during 2006.

Communicating with the Directors

The board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the nominating and governance committee, with the assistance of our corporate secretary, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our corporate secretary considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board of directors should address such communications to Board of Directors, c/o Cynosure, Inc., 5 Carlisle Road, Westford, MA 01886, Attention: Corporate Secretary.

Code of Business Conduct and Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on the “Corporate Governance” section of the “Investor Relations” page of our website, www.cynosure.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq Global Market listing standards concerning any amendments to, or waivers from, any provision of the code.

Report of the Audit Committee of the Board of Directors

The audit committee has reviewed our audited financial statements for the fiscal year ended December 31, 2006 and has discussed these financial statements with our management and our independent registered public accounting firm.

The audit committee has also discussed with our independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Our independent registered public accounting firm also provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence

Discussions with Audit Committees). The audit committee has discussed with the registered public accounting firm their independence from our company.

Based on its discussions with management and the registered public accounting firm, and its review of the representations and information provided by management and the registered public accounting firm, the audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006.

By the Audit Committee of the Board of Directors of Cynosure, Inc.

Paul F. Kelleher, Chairman
Thomas H. Robinson
George J. Vojta

DIRECTOR COMPENSATION

We pay each of our directors who is not an employee of, or a spouse of an employee of, our company or El.En., whom we refer to as our non-employee directors, an annual retainer of $12,000, as well as a fee for attendance at board and board committee meetings. This fee is currently $2,500 for each day that a non-employee director attends board or board committee meetings in person and $1,000 for each day that a non-employee director attends board or board committee meetings by telephone or videoconference. The chairman of our audit committee receives an additional annual retainer of $5,000 and our other committee chairmen receive an additional annual retainer of $2,500. Each of these committee chairmen is a non-employee director. We reimburse each non-employee member of our board of directors for out-of-pocket expenses incurred in connection with attending our board and committee meetings.

Each new non-employee director receives an option to purchase 5,000 shares of class A common stock upon his or her appointment to our board of directors. These options will vest annually in three equal installments subject to the non-employee director’s continued service as a director. Thereafter, each non-employee director receives an annual grant of an option to purchase 2,500 shares of class A common stock at each year’s annual meeting after which he or she will continue to serve as a director, provided each such non-employee director has served on our board of directors for a least six months. These options vest in full on the first anniversary of the grant date, subject to the non-employee director’s continued service as a director. Each non-employee director stock option will have such terms as our board of directors may specify in the applicable option agreement, provided that no option will be granted to a non-employee director for a term in excess of 10 years. The exercise price of all of these options will equal the fair market value of our class A common stock on the date of grant.

Compensation for our directors, including cash and equity compensation, is determined and subject to adjustment by our board of directors.

The following table contains information on compensation for the non-employee members of our board of directors during the fiscal year ended December 31, 2006.

2006 Director Compensation

	Fees Earned or
	Paid in	Option
Name	Cash ($)	Awards ($)(1)	Total ($)

Ettore V. Biagioni	26,500	21,751	48,251
Andrea Cangioli	—	—	—
Paul F. Kelleher	53,500	21,751	75,251
Leonardo Masotti	—	—	—
Thomas Robinson	36,500	21,751	58,251
George J. Vojta	29,500	21,751	51,251

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006 in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payments, or FAS 123R, and thus include amounts attributable to stock options granted in and prior to 2006 under our 2005 Stock Incentive Plan. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 2 to our audited consolidated financial statements for the year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on March 12, 2007. The grant date fair value of each option award made to our non-employee directors during 2006 as determined in accordance with FAS 123R was $28,600. The following table shows the aggregate number of stock options held by each of our non-employee directors as of December 31, 2006.

Stock
Name	Options (#)

Ettore V. Biagioni	7,500
Andrea Cangioli	0
Paul F. Kelleher	7,500
Leonardo Masotti	0
Thomas Robinson	7,500
George J. Vojta	7,500

Executive and Director Compensation Processes

The compensation committee has implemented an annual performance review program for our executives under which annual performance goals are determined early in each calendar year for each of our executive officers. These goals include both corporate goals and individual goals that facilitate the achievement of the corporate goals. Recommendations relating to the goals for our executive officers are developed by our chief executive officer and chief financial officer, and are presented by our chief executive officer to the compensation committee. The compensation committee then establishes the goals, and annual bonuses are tied to the achievement of these corporate and individual performance goals.

During the first calendar quarter of each year, we evaluate individual and corporate performance against the goals for the recently completed year. The chief executive officer presents to the compensation committee an evaluation of each of the other executive officers, as well as a recommendation by the chief executive officer for annual stock-based awards and bonuses, if any. These evaluations and recommendations are then discussed by the compensation committee, which approves bonuses and any other awards for the executives. In addition, during the fourth quarter of each year the chief executive officer makes recommendations to the compensation committee relating to annual base salary increases for the following year. These recommendations are discussed by the compensation committee, which approves the base salary of our executive officers. Annual base salary increases approved during the fourth quarter, if any, are generally effective as of January 1 of the following year.

The compensation committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. The compensation committee did not utilize the services of a compensation consultant in 2006 but did engage outside compensation consultants in the spring of 2007 to advise on matters related to chief executive officer, other executive officer and board of director compensation.

COMPENSATION DISCUSSION AND ANALYSIS

The compensation committee of our board of directors oversees our executive compensation program. In this role, the compensation committee reviews and approves annually all compensation decisions relating to our executive officers.

Objectives and Philosophy of Our Executive Compensation Program

The fundamental objectives of our compensation policies are to attract, reward and retain high quality executives, to accomplish our short and long-term goals and, as a result, to enhance stockholder value. In order to achieve these goals, the compensation committee seeks to provide compensation opportunities that are competitive in the marketplace, both in terms of the overall levels of compensation and the individual components of compensation. We provide a portion of our executive compensation in the form of stock options that vest over time, which we believe helps to retain our executive officers and aligns their interests with those of our stockholders by allowing them to participate in the longer term success of our company as reflected in stock price appreciation. The compensation committee intends that if an officer as an individual and our company as a whole achieve the individual and company performance goals determined by the compensation committee, then the officer should have an opportunity to receive compensation that is competitive with industry norms. In addition, the compensation committee intends that the compensation of each of our executive officers is commensurate with his or her position and responsibilities and equitable in comparison with the compensation of our other executive officers.

Roles of Executives in Establishing Executive Compensation.  Michael Davin, our chief executive officer, and Timothy Baker, our chief financial officer, are actively involved in the executive compensation process. Mr. Davin reviews the performance of each of the executive officers (other than his own performance) and recommends to the compensation committee base salary increases and bonus and long-term incentive awards for such individuals. He provides the compensation committee with both short and long-term recommended financial and non-financial performance goals for our company that are used in our cash incentive plans to link pay with performance. Mr. Davin also provides his views to the compensation committee with respect to the executive compensation program’s ability to attract, retain and motivate the level of executive talent necessary to achieve our goals. Mr. Baker works with Mr. Davin to develop the recommended base salary increases, bonus levels and long-term incentive awards, and provides analysis on the ability of the executive compensation program to attract, retain, and motivate our executive team. Mr. Davin and Mr. Baker report their findings to the compensation committee, but do not participate in the compensation committee’s executive sessions.

The compensation committee has the authority to retain and terminate any independent, third-party compensation consultant and to obtain independent advice and assistance from internal and external legal, accounting and other advisors. The compensation committee has the authority to compensate its outside advisors without obtaining approval of the board of directors. We did not utilize the services of a compensation consultant in 2006 but did engage an independent outside compensation consultant to advise the compensation committee on matters related to chief executive officer, other executive officer and board of director compensation in the spring of 2007.

Components of our Executive Compensation Program

The compensation committee considers the total compensation of each executive officer when making decisions about compensation. Our executive compensation generally includes three components:

1. Base salary.  The compensation committee seeks to establish base salaries for each position and level of responsibility that are competitive with those of executive officers in similar positions at other comparable companies. Base salaries are reviewed at least annually by our compensation committee, and are adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

Salary increases are based on individual performance, market conditions and company performance. To gauge market conditions, the compensation committee evaluates market data compiled by our Human Resources Department. Base salaries are set upon review of market data provided to the compensation committee upon consideration of the executive officer’s experience, tenure, performance and potential. The compensation committee typically reviews officer salaries annually at the end of the fiscal year. At its December 2006 meeting, the compensation committee reviewed recommendations for salary adjustments for our named executive officers and made the following changes: effective January 1st, our chief executive officer’s base salary will increase to $285,0000, our chief financial officer’s base salary will increase to $230,000 and the base salary of our executive vice president, sales will increase to $147,000.

2. Cash Bonuses and Commissions.  The compensation committee believes that cash bonuses and commissions are important to motivate and reward our executive officers. Pursuant to the terms of his employment agreement with us, our chief executive officer was eligible to receive a cash bonus payment for 2006 equal to 7.5% of our adjusted net profit for the year, and for 2006, our chief executive officer has received a cash bonus equal to 7.5% of our adjusted net profit. For each fiscal year subsequent to 2006, our chief executive officer is eligible to receive a cash bonus payment equal to 5% of our adjusted net profit for the year, pursuant to the terms of his employment agreement. Our chief financial officer is eligible to receive a discretionary cash bonus payment of up to 50% of his annual base salary, and for 2006, our chief financial office has received a discretionary cash bonus equal to 50% of his base salary. Our executive vice president, sales is entitled to receive commissions based on our sales, and for 2006, our executive vice president, sales has received commission payments of $258,932.

3. Stock-based awards.  The compensation committee uses stock-based awards to help align the interests of our executive officers with those of our stockholders and to encourage our executive officers to contribute to our long-term market performance. Traditionally, the compensation committee has granted stock-based awards to our executive officers in the form of stock options that vest in installments over three or four years, with an exercise price equal to the closing market price of our class A common stock on the date of grant, so that the officer will earn no compensation from his or her options unless the market price of our common stock increases beyond the exercise price. In determining the size of stock-based awards to our executive officers, our compensation committee considers our company-level performance, the applicable executive officer’s performance, the amount of equity previously awarded to the executive officer, the vesting of such awards and the recommendations of management.

The compensation committee recommends the annual long-term equity incentive grants to the executive officers at the first board meeting of each fiscal year, with the grant date being the second day of trading after the annual results of operations are announced, consistent with our insider trading policy. An exception to this policy has been with respect to the new hire of an executive officer, with the grant date being the hiring date. The exercise price and grant price of stock options, respectively, are the closing market price of our class A common stock on the Nasdaq Global Market on the grant date. We do not time the grant of equity awards in coordination with the release of material non-public information. In certain circumstances, the compensation committee may also consider discretionary long-term equity incentive awards for officers’ individual performance.

In reviewing the grant recommendations made by our management, the compensation committee considered:

•	each officer’s performance and contribution during the fiscal year;

•	competitive practices; and

•	the proportion of options granted to each named executive officer, and the named executive officers in aggregate, as a percentage of total options granted during the fiscal year.

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. The 401 (k) plan includes a matching component where we will match 50 percent of an employees contribution up to a maximum of six percent of their wages, the match not to exceed $500 for the year ended December 31,2006. The maximum company match was increased to $1,250 for 2007. The employee contributions are subject to the maximum limitations as set forth in the Internal Revenue Code of 1986, as amended. During 2006, our matching contributions to the named executive officers aggregated $1,500.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally prohibits public companies from taking a tax deduction for compensation over $1,000,000 paid to each of its named executive officers unless certain requirements are met. In general, the compensation committee seeks to structure the stock-based compensation granted to our executive officers to allow the company to deduct the officers’ compensation; however, it is possible that compensation from our executive officers’ stock-based compensation may not be exempted from Section 162(m). In addition, the compensation committee may choose from time to time to authorize executive compensation that is not exempt from the $1,000,000 limit if the compensation committee believes the compensation is appropriate and in the best interests of our company and our stockholders, after taking into consideration general business conditions and the performance of our executives.

EXECUTIVE COMPENSATION

Compensation Summary

The following table contains information with respect to the compensation for the year ended December 31, 2006 of our chief executive officer, chief financial officer and the other most highly compensated executive officer serving as executive officer at the end of the last completed fiscal year other than the chief executive officer and chief financial officer. We refer to the executive officers identified in this table as the “named executive officers.”

2006 Summary Compensation Table

					Option	All Other
Name and Principal		Salary	Bonus		Awards	Compensation		Total
Position	Year	($)	($)		($)(1)	($)		($)

Michael R. Davin	2006	$252,116	$456,588	(2)	$456,779	$55,500	(3)	$1,220,983
President and Chief Executive Officer
Timothy W. Baker	2006	$213,654	$107,500		$241,896	$500	(4)	$563,550
Executive Vice President, Chief Financial Officer and Treasurer
Douglas J. Delaney	2006	$136,971	$258,932	(5)	$241,896	$500	(4)	$638,299
Executive Vice President, Sales

(1)	The amounts shown in this column reflect the dollar amounts recognized for financial statement reporting purposes for the year ended December 31, 2006 in accordance with FAS 123R and thus include amounts attributable to stock options granted in and prior to 2006 under our 2005 Stock Incentive Plan and 2004 Stock Option Plan. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 2 to our audited consolidated financial statements for the year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on March 12, 2007.

(2)	Consists of a cash bonus payment equal to 7.5% of our adjusted net profit made pursuant to the terms of Mr. Davin’s employment agreement with us.

(3)	Consists of $55,000 paid to Mr. Davin by El.En. pursuant to a consulting arrangement and $500 of 401(k) employer match.

(4)	Consists of employer match for 401(k).

(5)	Mr. Delaney receives commissions rather than cash bonuses.

Grants of Plan-Based Awards

The following table shows information concerning grants of plan-based awards made during 2006 to the named executive officers.

2006 Grants of Plan-Based Awards

		Option Awards:
		Number of		Grant Date Fair
		Securities	Exercise or Base	Value of Stock and
		Underlying Options	Price of Option	Option Awards
Name	Grant Date	(#)	Awards ($/Sh)	($)(1)

Michael R. Davin	5/8/06	50,000	$17.45	$630,140
	11/20/06	40,000	$17.61	$488,272
Timothy W. Baker	5/8/06	30,000	$17.45	$378,084
	11/20/06	20,000	$17.61	$244,136
Douglas J. Delaney	5/8/06	30,000	$17.45	$378,084
	11/20/06	20,000	$17.61	$244,136

(1)	The amounts shown in this column represent the grant date fair value of each equity award as determined in accordance with FAS 123R.

All stock options were granted under our 2005 stock incentive plan. The stock options vest over three years at the rate of 8.33% every three months subsequent to the date of grant. Vested stock options terminate upon the earlier of thirty-days following termination of employment, subject to certain exceptions, or ten years from the date of grant.

Employment Agreements

Michael R. Davin.  Pursuant to an employment agreement entered into in September 2003, we employ Mr. Davin as our chief executive officer. Under this agreement, Mr. Davin was entitled to an annual base salary of $180,000 for the first year of his employment with us and to an annual base salary of $205,000 thereafter, subject to adjustment upon annual review by our board of directors. Mr. Davin’s annual base salary has been adjusted by our board of directors and is currently $285,000. The agreement provides for bonus payments of 10% of our adjusted net profit for each of 2004 and 2005, a bonus payment of 7.5% of our adjusted net profit for 2006 and a bonus payment of 5% of our adjusted net profit for each subsequent year.

For purposes of Mr. Davin’s employment agreement, adjusted net profit is calculated based on our operating profit, excluding specified write-offs and non-recurring charges or gains, adjusted for an assumed fixed tax rate. Mr. Davin’s employment agreement does not have a term; however he or we may terminate his employment for any reason upon 30 days’ notice. Upon the termination of his employment other than for cause, or if he terminates his employment for good reason, Mr. Davin has the right to receive a severance payment equal to 24 months of his base salary then in effect. Mr. Davin is not entitled to severance payments if we terminate him for cause or if he resigns without good reason. Pursuant to this agreement, except as provided in the following sentence, Mr. Davin is prohibited from competing with us and soliciting our customers, prospective customers or employees for a period of two years if we terminate him for any reason or if he terminates his employment for good reason. This non-competition period is one year if Mr. Davin voluntarily resigns and does not receive severance payments.

Douglas J. Delaney.  Pursuant to an employment agreement entered into in September 2003, we employ Mr. Delaney as our executive vice president, sales. Under this agreement, Mr. Delaney is entitled to an annual base salary of $100,000, subject to adjustment upon annual review by our board of directors. Mr. Delaney’s annual base salary has been adjusted by our board of directors and is currently $147,000. Mr. Delaney is also eligible to earn discretionary incentive bonuses. The agreement also provides for a monthly automobile allowance of $700. Mr. Delaney’s employment agreement does not have a term; however he or we may terminate his employment for any reason upon 30 days’ notice. Upon the termination of his employment by us other than for cause, or if he terminates his employment for good reason, Mr. Delaney has the right to receive a severance payment equal to 12 months of his base salary then in effect. Mr. Delaney is not entitled to severance payments if we terminate him for cause of if he resigns without good reason. Pursuant to this agreement, Mr. Delaney is prohibited from competing with us and from soliciting our customers, prospective customers or employees for a period of one year after termination of his employment for any reason.

Outstanding Equity Awards at Fiscal Year-End

The following table shows information regarding unexercised stock options held by the named executive officers as of December 31, 2006.

2006 Outstanding Equity Awards at Fiscal Year-End

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying	Option Exercise
	Unexercised Options	Unexercised Options	Price	Option Expiration
Name	(#) Exercisable	(#) Unexercisable	($)	Date

Michael R. Davin	66,000	66,000	$3.00	10/1/2014	(1)
	109,000	109,000	$3.00	10/1/2014	(1)
	33,333	—	$3.00	11/16/2014	(1)
	7,408	—	$3.00	11/16/2014	(1)
	222	10,444	$4.50	5/17/2015	(1)
	29,778	39,556	$4.50	5/17/2015	(1)
	8,333	41,667	$17.45	5/8/2016	(2)
	—	40,000	$17.61	11/20/2016	(2)
Timothy W. Baker	5,375	21,500	$3.00	10/1/2014	(1)
	66,000	66,000	$3.00	10/1/2014	(1)
	10,000	—	$3.00	11/16/2014	(1)
	14,778	19,556	$4.50	5/17/2015	(1)
	222	5,444	$4.50	5/17/2015	(1)
	4,999	25,001	$17.45	5/8/2016	(2)
	—	20,000	$17.61	11/20/2016	(2)
Douglas J. Delaney	66,000	66,000	$3.00	10/1/2014	(1)
	21,500	21,500	$3.00	10/1/2014	(1)
	28,754	—	$3.00	11/16/2014	(1)
	222	5,444	$4.50	5/17/2015	(1)
	14,778	19,556	$4.50	5/17/2015	(1)
	4,999	25,001	$17.45	5/8/2016	(2)
	—	20,000	$17.61	11/20/2016	(2)

(1)	The stock options were granted under our 2004 Stock Option Plan and vest 25% on the first anniversary of the date of grant and 6.25% on the first day of each calendar quarter thereafter. The grant date of each option is listed in the table below by expiration date.

Expiration Date	Grant Date

10/1/2014	10/1/2004
11/16/2014	11/16/2004
5/17/2015	5/17/2005

(2)	The stock options were granted under our 2005 Stock Incentive Plan and vest 8.33% on the first day of each calendar quarter subsequent to the date of grant. The grant date of each option is listed in the table below by expiration date.

Expiration Date	Grant Date

5/8/2016	5/8/2006
11/20/2016	11/20/2006

Option Exercises and Stock Vested

The following table shows amounts received by the named executive officers upon exercise of stock options during 2006.

2006 Option Exercises

Option Awards
	Number of Shares	Value Realized on
Name	Acquired on Exercise (#)	Exercise ($)(1)

Michael R. Davin	—	—
Timothy W. Baker	16,125	197,804
Douglas J. Delaney	—	—

(1)	Represents the difference between the exercise price and the fair market value of our class A common stock on the date of exercise.

Potential Payments upon Termination or Change in Control

The following table summaries the potential payments and benefits payable to Mr. Davin upon termination of employment under each situation listed below, assuming, in each situation, that Mr. Davin was terminated on December 31, 2006.

Involuntary
Termination
			Not for Cause or	Voluntary
	Involuntary		Death or	Termination for		Voluntary
	Termination		Disability	Good Reason		Termination
	Not for	Voluntary	Following a	Following	Involuntary	Other than
Payment or Benefit	Cause or Death	Termination for	Change	a Change	Termination for	for Good	Death or
Upon Termination	or Disability	Good Reason	of Control	of Control	Cause	Reason	Disability

Base Salary(1)	$506,000	$506,000	$506,000	$506,000	—	—	$506,000

(1)	Assumes no earned and unpaid amounts.

The following table summaries the potential payments and benefits payable to Mr. Delaney upon termination of employment under each situation listed below, assuming, in each situation, that Mr. Delaney was terminated on December 31, 2006.

Involuntary
Termination
			Not for Cause or	Voluntary
	Involuntary		Death or	Termination for		Voluntary
	Termination		Disability	Good Reason		Termination
	Not for	Voluntary	Following a	Following a	Involuntary	Other than
Payment or Benefit	Cause or Death	Termination for	Change	Change	Termination	for Good	Death or
Upon Termination	or Disability	Good Reason	of Control	of Control	for Cause	Reason	Disability

Base Salary(1)	$137,270	$137,270	$137,270	$137,270	—	—	$137,270

(1)	Assumes no earned and unpaid amounts.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management. Based on such review and discussion with management, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the year ended December 31, 2006.

By the Compensation Committee of the Board of Directors of Cynosure, Inc.

Compensation Committee
Thomas H. Robinson, Chairman
Ettore V. Biagioni
Paul F. Kelleher

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our compensation committee.

Securities Authorized for Issuance under our Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2006. Our 2005 Stock Incentive Plan was adopted by our board of directors on August 8, 2005 and approved by our stockholders on December 8, 2005. We will grant no further awards under our 1992 stock option plan or our 2004 stock option plan.

Equity Compensation Plan Information

Number of Shares
Remaining Available
	Number of Shares to		for Future Issuance
	be Issued upon	Weighted Average	under Equity
	Exercise of	Exercise Price of	Compensation
Plan Category	Outstanding Options	Outstanding Options	Plans(1)

Equity compensation plans that have been approved by our stockholders	2,154,662	$6.46	52,812
Equity compensation plans that have not been approved by our stockholders	—	—	—

Total	2,154,662	$6.46	52,812

(1)	In addition to being available for future issuance upon exercise of options that may be granted after December 31, 2006, all of the shares available for grant under the 2005 Stock Incentive Plan may instead be issued in the form of restricted stock, unrestricted stock, stock appreciation rights, performance shares or other equity-based awards.

RELATED-PARTY TRANSACTIONS

Since January 1, 2006, we have engaged in the following transactions with our directors, executive officers and holders of more than 5% of our voting securities, and affiliates of our directors, executive officers and 5% stockholders:

Arrangements with El.En.

Distribution Relationship.  Since 2002, we have distributed products that are developed and manufactured by El.En., which immediately prior to our initial public offering owned approximately 78% of our aggregate outstanding capital stock. The following table sets forth our payments and indebtedness to El.En. pursuant to these distribution arrangements during the 2006 fiscal year:

	Payments to El.En.	Trade Payables at
	During Period	Period End

Fiscal year ended December 31, 2006	$3,397,000	$1,052,000

Indemnification Agreement.  Pursuant to the underwriting agreement relating to our initial public offering, we and El.En. have agreed to indemnify the underwriters and their controlling persons against certain liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make because of any of those liabilities. We and El.En. entered into an agreement prior to the closing of our initial public offering providing that:

•	we and El.En. will give prompt notice to the other party of any claim for indemnification under the underwriting agreement;

•	we will have the right to assume the defense of any action for which indemnification is sought from us or El.En., and El.En. will not settle or compromise any such action without our prior written consent; and

•	subject to El.En.’s compliance with the obligations listed above, in the event and to the extent El.En. is required to make any indemnity payments to the underwriters pursuant to the underwriting agreement, and such indemnity payments relate to matters as to which El.En. had no knowledge after reasonable inquiry, we will reimburse El.En. for such indemnity payments actually paid to the underwriters.

This agreement does not affect the respective liability of us and El.En. to the underwriters pursuant to the underwriting agreement.

Davin Consulting Arrangement.  Since September 2003, Mr. Davin has provided consulting services to El.En. regarding laser industry marketing, for which El.En. paid Mr. Davin $55,000 in 2006 and 2005. In connection with his consulting services to El.En., in November 2003 El.En. granted Mr. Davin an option to purchase 20,000 ordinary shares of El.En.’s capital stock at an exercise price of 15.78 euros per share, 10,000 of which were purchased in the period from August 15, 2005 through September 30, 2005 and 10,000 of which were purchased in the period from November 18, 2005 through December 31, 2005. Additionally, in May 2005, El.En. granted Mr. Davin an option to purchase 20,000 ordinary shares of El.En.’s capital stock at an exercise price of 24.33 euros per share, 10,000 of which may be purchased from May 15, 2006 through July 16, 2007 and 10,000 of which may be purchased from May 15, 2007 through July 16, 2007.

Policies and Procedures for Related Person Transactions

Our board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our chief financial officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the board’s audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•	interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and (c) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

•	a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of our records and written representations by the persons required to file these reports, during the year ended December 31, 2006, each of Messrs. Baker, Davin and Delaney failed to file on a timely basis three Forms 4, each of which related to one transaction that was not reported on a timely basis.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Stockholder Proposals Included in Proxy Statement

To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2008, stockholder proposals must be received at our principal executive offices no later than January 16, 2008, which is no less than 120 calendar days prior to the anniversary of the prior year’s annual meeting of stockholders. If the date of next year’s annual meeting is changed by more than 30 days from the anniversary date of this year’s annual meeting on May 16, then the deadline is a reasonable time before we begin to print and mail proxy materials. Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

Stockholder Proposals Not Included in Proxy Statement

We must receive other proposals of stockholders (including director nominations) intended to be presented at the 2008 Annual Meeting of Stockholders but not included in the proxy statement by February 15, 2008, but not before January 16, 2008, which is not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. However, in the event the 2008 Annual Meeting is scheduled to be held on a date before April 26, 2008, or after July 15, 2008, which are dates 20 days before or 60 days after the anniversary date of the immediately preceding annual meeting, then your notice may be received by us at our principal executive office not later than the close of business on the later of (1) the 90th day before the scheduled date of such annual meeting or (2) the 10th day after the day on which we first make a public announcement of the date of such annual meeting. Any proposals we do not receive in accordance with the above standards will not be voted on at the 2008 Annual Meeting. In certain cases, notice may be delivered later if the number of directors to be elected to the board of directors is increased.

Each stockholder’s notice for a proposal must be timely given to our corporate secretary at the address of our principal executive offices. Each notice generally is required to set forth as to each matter proposed to be brought before an annual meeting certain information and must meet other requirements specified in our bylaws, as determined by us, including (1) a brief description of the business the stockholder desires to bring before the meeting and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on our stock transfer books, of the stockholder proposing such business, (3) the class and number of shares beneficially owned by the stockholder making the proposal, (4) a description of all arrangements or understandings between such stockholder and any other persons in connection with the proposal and any material interest of the stockholder in such business, (5) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (6) a representation whether the stockholder intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or otherwise to solicit proxies from stockholders in support of such proposal.

For nominations, a stockholder’s notice to our corporate secretary generally must set forth information specified in our bylaws, as determined by us, as to each person proposed to be nominated, including (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of our shares which are beneficially owned by such person on the date of such stockholder notice, (4) the consent of each nominee to serve as a director if elected and (5) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to the rules of the SEC. The notice must also set forth as to the stockholder giving the notice (1) the name and address, as they appear on our transfer books, of such stockholder and of any beneficial owners of our capital stock registered in such stockholder’s name and the name and address of other stockholders known by such stockholder to be supporting such nominee(s), (2) the class and number of our shares held of record, beneficially owned or represented by proxy by such stockholder, (3) a description of all arrangements or understandings between such stockholder and any other persons in connection with the nomination, (4) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the person(s) named it its notice and (6) a representation whether the stockholder intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee or otherwise to solicit proxies from stockholders in support of such nomination.

The foregoing time limits also apply to determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority. These rules are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement. In addition, stockholders are required to comply with any applicable requirements of the Exchange Act and the rules and regulations thereunder.

HOUSEHOLDING OF PROXIES

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time a separate copy of our annual report or proxy statement, by sending a written request to Cynosure, Inc., 5 Carlisle Road, Westford, MA 01886, Attention: Investor Relations.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Cynosure, Inc., 5 Carlisle Road, Westford, MA 01886, Attention: Investor Relations. If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Cynosure, Inc., 5 Carlisle Road, Westford, MA 01886, Attention: Investor Relations.

MISCELLANEOUS

Even if you plan to attend the meeting in person, please complete, sign, date and return the enclosed proxy promptly. Should you attend the meeting, you may revoke the proxy and vote in person. A postage-paid, return-addressed envelope is enclosed for your convenience. No postage need be affixed if mailed in the United States. Your cooperation in giving this your immediate attention will be appreciated.

You may obtain a copy of our annual report (without exhibits) filed with the Securities and Exchange Commission on Form 10-K for our 2006 fiscal year without charge upon written request to: Cynosure, Inc., 5 Carlisle Road, Westford, MA 01886, Attention: Investor Relations.

OTHER MATTERS

The board of directors knows of no other matters to be brought before the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments thereof, the persons named in the proxies will vote upon such matters in accordance with their best judgment.

APPENDIX A

CYNOSURE, INC.
2005 STOCK INCENTIVE PLAN
(as amended on March 16, 2007)

1. Purpose

The purpose of this 2005 Stock Incentive Plan (the “Plan”) of Cynosure, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2. Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to receive options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”.

3. Administration and Delegation

(a) Administration by Board of Directors.  The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers.  To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4. Stock Available for Awards

(a) Number of Shares.  Subject to adjustment under Section 10, Awards may be made under the Plan for up to the number of shares of Class A Common Stock, par value 0.001 per share, of the Company (the “Class A Common Stock”) that is equal to the sum of:

(1) 950,000 shares of Class A Common Stock; plus

(2) such additional number of shares of Class A Common Stock (up to 100,000 shares) as is equal to the sum of (x) the number of shares of Class B Common Stock reserved for issuance under the Company’s 2004 Stock Option Plan (the “Existing Plan”) that remain available for grant under the Existing Plan immediately prior to the closing of the Company’s initial public offering and (y) the number of shares of Class B Common Stock subject to awards granted under the Existing Plan which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right (subject, however, in the case of Incentive Stock Options (as hereinafter defined) to any limitations of the Code); plus

(3) an annual increase to be added on the first day of each of the Company’s fiscal years during the period beginning in fiscal year 2006 and ending on the second day of fiscal year 2015 equal to the lesser of (i) 300,000 shares of Class A Common Stock, (ii) 2.5% of the aggregate number of shares of Class A Common Stock and Class B Common Stock, par value 0.001 per share, of the Company (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”) outstanding on such date or (iii) an amount determined by the Board.

Notwithstanding clause (3) above, in no event shall the number of shares available under this Plan be increased as set forth in clause (3) to the extent such increase, in addition to any other increases proposed by the Board in the number of shares available for issuance under all other employee or director stock plans, would result in the total number of shares then available for issuance under all employee and director stock plans exceeding 25% of the outstanding shares of the Company on the first day of the applicable fiscal year.

If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Class A Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Class A Common Stock not being issued, the unused Class A Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Further, shares of Class A Common Stock tendered to the Company by a Participant to exercise an Award shall be added to the number of shares of Class A Common Stock available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options (as hereinafter defined), the foregoing provisions shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Per-Participant Limit.  Subject to adjustment under Section 10, for Awards granted after the Class A Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), the maximum number of shares of Class A Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 250,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

5. Stock Options

(a) General.  The Board may grant options to purchase Class A Common Stock (each, an “Option”) and determine the number of shares of Class A Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b) Incentive Stock Options.  An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of the Company, any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board pursuant to Section 11(f), including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price.  The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement.

(d) Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

(e) Exercise of Option.  Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Class A Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

(f) Payment Upon Exercise.  Class A Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) when the Class A Common Stock is registered under the Exchange Act, by delivery of shares of Class A Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Class A Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Class A Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent permitted by applicable law and by the Board, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

(g) Substitute Options.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2. Substitute Options shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

(h) Repricing of Options.  The Board may, without stockholder approval, amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option. The Board may also, without stockholder approval, cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Class A Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

6. Restricted Stock; Restricted Stock Units.

(a) General.  The Board may grant Awards entitling recipients to acquire shares of Class A Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Class A Common Stock to be delivered at the time such shares of Class A Common Stock vest (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions.  The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(c) Stock Certificates.  Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

7. Other Stock-Based Awards

Other Awards of shares of Class A Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Class A Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Class A Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Class A Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Award, including any purchase price applicable thereto.

8. Adjustments for Changes in Class A Common Stock and Certain Other Events.

(a) Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Class A Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option and each Option issuable under Section 6, (iv) the share- and per-share provisions of each Stock Appreciation Right, (v) the repurchase price per share subject to each outstanding Restricted Stock Award, and (vi) the share- and per-share-related provisions of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board.

(b) Reorganization and Change in Control Events

(1) Definitions

(a) A “Reorganization Event” shall mean:

(i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled;

(ii) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction; or

(iii) any liquidation or dissolution of the Company.

(b) A “Change in Control Event” shall mean:

(i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the aggregate number of shares of Common Stock then-outstanding (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (excluding, prior to the “Operative Date” (as defined in the Company’s Certificate of Incorporation), “Class B Directors” (as defined in the Company’s Certificate of Incorporation)) (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (C) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

(ii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors (excluding, prior to the Operative Date, Class B Directors), respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (excluding, prior to the Operative Date, Class B Directors) (except to the extent that such ownership existed prior to the Business Combination); or

(iv) the liquidation or dissolution of the Company.

(c) “Good Reason” shall mean any significant diminution in the Participant’s title, authority, or responsibilities from and after such Reorganization Event or Change in Control Event, as the case may be, or any reduction in the annual cash compensation payable to the Participant from and after such Reorganization Event or Change in Control Event, as the case may be, or the relocation of the place of business at which the Participant is principally located to a location that is greater than 50 miles from its location immediately prior to such Reorganization Event or Change in Control Event.

(d) “Cause” shall mean any (i) willful failure by the Participant, which failure is not cured within 30 days of written notice to the Participant from the Company, to perform his or her material responsibilities to the Company, (ii) willful misconduct by the Participant which affects the business reputation of the Company, (iii) material breach by the Participant of any employment, confidentiality, non-competition or non-solicitation agreement with the Company, (iv) conviction or plea of nolo contendere (no contest) by the Participant to a felony, or (v) commission by the Participant of any act involving fraud, theft or dishonesty with respect to the Company’s business or affairs.. The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for Cause was warranted.

(2) Effect on Options

(a) Reorganization Event.  Upon the occurrence of a Reorganization Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to a Reorganization Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof); provided, however, that if such Reorganization Event also constitutes a Change in Control Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, such assumed or substituted options shall become immediately exercisable in full if, on or prior to the date that is eighteen months after the date of the consummation of the Reorganization Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation. For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof)

equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, or in the event of a liquidation or dissolution of the Company, the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

(b) Change in Control Event that is not a Reorganization Event.  Upon the occurrence of a Change in Control Event that does not also constitute a Reorganization Event, except to the extent specifically provided to the contrary in the instrument evidencing any Option or any other agreement between a Participant and the Company, each then-outstanding Option shall continue to become vested in accordance with the original vesting schedule set forth in such Option; provided, however, that each such Option shall become immediately exercisable in full if, on or prior to the date that is eighteen months after the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(3) Effect on Restricted Stock Awards

(a) Reorganization Event that is not a Change in Control Event.  Upon the occurrence of a Reorganization Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

(b) Change in Control Event.  Upon the occurrence of a Change in Control Event (regardless of whether such event also constitutes a Reorganization Event), except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, each then-outstanding Restricted Stock Award shall continue to become free from conditions or restrictions in accordance with the original schedule set forth in such Restricted Stock Award; provided, however, that each such Restricted Stock Award shall immediately become free from all conditions or restrictions if, on or prior to the date that is eighteen months after the date of the consummation of the Change in Control Event, the Participant’s employment with the Company or the acquiring or succeeding corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the acquiring or succeeding corporation.

(4) Effect on Other Stock Unit Awards

The Board may specify in an Award at the time of the grant the effect of a Reorganization Event and Change in Control Event on any Other Stock Unit Award.

9. General Provisions Applicable to Awards

(a) Transferability of Awards.  Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation.  Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion.  Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status.  The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding.  Each Participant shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with an Award to such Participant. Except as the Board may otherwise provide in an Award, for so long as the Class A Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Class A Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f) Amendment of Award.  The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g) Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Class A Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration.  The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

10. Miscellaneous

(a) No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Class A Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Class A Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Class A Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c) Effective Date and Term of Plan.  The Plan shall become effective on the date on which the Securities and Exchange Commission declares the registration statement on Form S-1 for the initial public offering of the Company’s Class A Common Stock effective (the “Effective Date”). No Awards shall be granted under the Plan after the completion of 10 years from the earlier of (i) the Effective Date or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement shall become effective until such stockholder approval is obtained.

(e) Authorization of Sub-Plans.  The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to this Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Compliance with Code Section 409A.  No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code.

(g) Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

CYNOSURE, INC.
CLASS A PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 16, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF CYNOSURE. PLEASE RETURN IT AS SOON AS POSSIBLE.
By signing below, you acknowledge that you have received notice of the Annual Meeting of Stockholders and the board of directors’ proxy statement for the Annual Meeting, you revoke all prior proxies, and you appoint Michael R. Davin and Timothy W. Baker, and each of them, your attorneys (also known as “proxy holders”), with full power of substitution, to (1) attend on your behalf the Annual Meeting of Stockholders of CYNOSURE, INC. to be held on Wednesday, May 16, 2007 at 10:00 a.m. at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and any adjournments of the meeting, and (2) vote all shares of Cynosure stock that you are entitled to vote and otherwise act on your behalf upon the following matters proposed by Cynosure, with all the powers you would possess if you were personally present. None of the following proposals is conditioned upon the approval of any other proposal.
In their discretion, the proxy holders are authorized to vote upon other matters, if any, that may properly come before the Annual Meeting or any adjournments of the meeting. The proxy holders will vote your shares as you direct below. If you leave any matter on this proxy card blank, the proxy holders will vote your shares as recommended by our board of directors. Your attendance at the Annual Meeting or at any adjournment of the meeting will not, by itself, revoke this proxy unless you revoke the proxy in writing.
IF THIS PROXY IS PROPERLY EXECUTED, THE PROXY HOLDERS WILL VOTE THE PROXY IN ACCORDANCE WITH YOUR INSTRUCTIONS BELOW. UNLESS YOU INSTRUCT OTHERWISE, THE PROXY HOLDERS WILL VOTE “FOR” EACH OF THE DIRECTOR NOMINEES AND “FOR” PROPOSALS 3 AND 4.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.
CYNOSURE’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTOR NOMINEE AND A VOTE “FOR” PROPOSALS 3 AND 4.
PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY
IN THE ENCLOSED ENVELOPE.

Note: Please sign exactly as your name appears on this proxy. When shares are held by joint owners, both need to sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in the corporation’s name by an authorized officer, giving the officer’s full title. If a partnership, please sign in the partnership’s name by an authorized person, giving the person’s full title.
Has your address changed? Do you have any comments?
ê FOLD AND DETACH HERE ê
– – – – – –  – – – – – – – – – – – –  – – – – – – – – – – – – – – –  – – – – – – – – –  – – – – – – – – –  – – – – – – – – – –
– – – – – – – – –  – – – – – – – – –  – – – – – – – – –

CYNOSURE, INC.
☑ PLEASE MARK VOTES AS IN THIS EXAMPLE
1.	To elect the following nominee for class II classified director to serve for the next three years (except as marked below):

Nominee: (1) Paul F. Kelleher
☐ FOR NOMINEE            ☐ WITHHOLD FROM NOMINEE
2.	[Class A Stockholders Are Not Eligible to Vote for Election of Class B Directors.]

3.	To approve an amendment to Cynosure’s 2005 Stock Incentive Plan increasing the number of shares of class A common stock authorized for issuance under the plan by 450,000 shares;

☐ FOR ☐ AGAINST ☐ABSTAIN

4.	To ratify the selection of Ernst & Young LLP as Cynosure’s independent registered public accounting firm for the year ending December 31, 2007.

☐ FOR ☐ AGAINST ☐ABSTAIN

Mark box at right if you plan to attend the meeting.	☐

Mark box at right if an address change or comment	☐
has been noted on the reverse side of this card.
In their discretion, the proxy holders are authorized to vote upon other business, if any, that may properly come before the Annual Meeting and any adjournment of the meeting.
Please be sure to sign and date this Proxy.

Signature:	Date:

Signature:	Date:

Your vote is important. Please vote immediately.

CYNOSURE, INC.
CLASS B PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 16, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF CYNOSURE. PLEASE RETURN IT AS SOON AS POSSIBLE.
By signing below, you acknowledge that you have received notice of the Annual Meeting of Stockholders and the board of directors’ proxy statement for the Annual Meeting, you revoke all prior proxies, and you appoint Michael R. Davin and Timothy W. Baker, and each of them, your attorneys (also known as “proxy holders”), with full power of substitution, to (1) attend on your behalf the Annual Meeting of Stockholders of CYNOSURE, INC. to be held on Wednesday, May 16, 2007 at 10:00 a.m. at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109, and any adjournments of the meeting, and (2) vote all shares of Cynosure stock that you are entitled to vote and otherwise act on your behalf upon the following matters proposed by Cynosure, with all the powers you would possess if you were personally present. None of the following proposals is conditioned upon the approval of any other proposal.
In their discretion, the proxy holders are authorized to vote upon other matters, if any, that may properly come before the Annual Meeting or any adjournments of the meeting. The proxy holders will vote your shares as you direct below. If you leave any matter on this proxy card blank, the proxy holders will vote your shares as recommended by our board of directors. Your attendance at the Annual Meeting or at any adjournment of the meeting will not, by itself, revoke this proxy unless you revoke the proxy in writing.
IF THIS PROXY IS PROPERLY EXECUTED, THE PROXY HOLDERS WILL VOTE THE PROXY IN ACCORDANCE WITH YOUR INSTRUCTIONS BELOW. UNLESS YOU INSTRUCT OTHERWISE, THE PROXY HOLDERS WILL VOTE “FOR” EACH OF THE DIRECTOR NOMINEES AND “FOR” PROPOSALS 3 AND 4.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.
CYNOSURE’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES AND A VOTE “FOR” PROPOSALS 3 AND 4.
PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY
IN THE ENCLOSED ENVELOPE.

Note: Please sign exactly as your name appears on this proxy. When shares are held by joint owners, both need to sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in the corporation’s name by an authorized officer, giving the officer’s full title. If a partnership, please sign in the partnership’s name by an authorized person, giving the person’s full title.
Has your address changed? Do you have any comments?
ê FOLD AND DETACH HERE ê
– – – – – –  – – – – – – – – – – – –  – – – – – – – – – – – – – – –  – – – – – – – – –  – – – – – – – – –  – – – – – – – – – –
– – – – – – – – –  – – – – – – – – –  – – – – – – – – –

CYNOSURE, INC.
☑ PLEASE MARK VOTES AS IN THIS EXAMPLE
1.	To elect the following nominee for class II classified director to serve for the next three years (except as marked below):

Nominee: (1) Paul F. Kelleher
☐ FOR NOMINEE                ☐ WITHHOLD FROM NOMINEE
2.	To elect the following nominees for class B directors to serve for the next year (except as marked below):

Nominees:	(1) Ettore V. Biagioni
(2) Andrea Cangioli
(3) Leonardo Masotti
(4) George J. Vojta
☐ FOR ALL NOMINEES                 ☐ WITHHOLD FROM ALL NOMINEES

☐

For all nominees except as noted above
3.	To approve an amendment to Cynosure’s 2005 Stock Incentive Plan increasing the number of shares of class A common stock authorized for issuance under the plan by 450,000 shares;

☐ FOR ☐ AGAINST ☐ABSTAIN

4.	To ratify the selection of Ernst & Young LLP as Cynosure’s independent registered public accounting firm for the year ending December 31, 2007.

☐ FOR ☐ AGAINST ☐ABSTAIN

Mark box at right if you plan to attend the meeting.	☐

Mark box at right if an address change or comment	☐
has been noted on the reverse side of this card.
In their discretion, the proxy holders are authorized to vote upon other business, if any, that may properly come before the Annual Meeting and any adjournment of the meeting.

Please be sure to sign and date this Proxy.

Signature:	Date:

Signature:	Date:

Your vote is important. Please vote immediately.